Exhibit 11

CYTRX CORPORATION
COMPUTATION OF NET LOSS PER SHARE


COMPUTATION OF LOSS PER SHARE - PRIMARY
                                          Three Month Period Ended June 30,    Six Month Period Ended June 30,
                                          ---------------------------------    -------------------------------
                                                 1996           1995                 1996           1995
                                              ----------      ---------            ---------      ---------
Net loss                                     $(1,145,379)   $(3,345,657)         $(2,457,318)   $(6,718,113)
                                               ---------      ---------            ---------      ---------
Average number of common shares outstanding    7,864,216      7,902,403            7,862,090      7,899,660
Common shares issuable assuming exercise of
  stock options and warrants  (1)                      -              -                    -              -
                                               ---------      ---------            ---------      ---------
Total                                          7,864,216      7,902,403            7,862,090      7,899,660
                                               ---------      ---------            ---------      ---------
Net loss per share                           $     (0.15)   $     (0.42)         $     (0.31)   $     (0.85)
                                               =========      =========            =========      =========



COMPUTATION OF LOSS PER SHARE - FULLY DILUTED

Net loss                                     $(1,145,379)   $(3,345,657)         $(2,457,318)   $(6,718,113)
                                               ---------      ---------            ---------      ---------
Average number of common shares outstanding    7,864,216      7,902,403            7,862,090      7,899,660
Common shares issuable assuming exercise of
  stock options and warrants  (1)                      -              -                    -              -
                                               ---------      ---------            ---------      ---------
Total                                          7,864,216      7,902,403            7,862,090      7,899,660
                                               ---------      ---------            ---------      ---------
Net loss per share                           $     (0.15)   $     (0.42)         $     (0.31)   $     (0.85)
                                               =========      =========            =========      =========

(1) Stock options and warrants outstanding are excluded from the computation of net loss per share since their effect would be anti-dilutive.





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